American Mobile Reports Second Quarter 1999 Financial Results
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Reston,  Va.  --  July  26,  1999  --  American  Mobile  Satellite   Corporation
(NASDAQ:SKYC) today announced financial results for the second quarter ending June 30, 1999. Total revenues for the quarter, including equipment sales, increased 2% to $22.9 million from $22.4 million for the same period in 1998. Net service revenues for the quarter were $16.6 million compared with $16.7 million in the second quarter 1998. The company reported a second quarter EBITDA loss of ($10.5) million and a net loss of ($42.4) million, or ($1.31) per share, as compared to an EBITDA loss of ($10.4) million and a net loss of ($39.0) million, or ($1.23) per share, for the same quarter of the previous year. Excluding equity losses in XM Satellite Radio, which the company was required to reflect under the equity basis of accounting as a result of the July 7, 1999 XM transactions, the net loss for the second quarter was ($39.2) million, or ($1.21) per share.

Total revenue, service revenue and EBITDA for the quarter, all represented sequential improvements over the first quarter 1999 results. The year over year change in service revenue was impacted by the fourth quarter 1998 sale of the company's maritime voice business, and the resulting wholesale revenue stream from that market segment.

American Mobile achieved record subscriber growth during the quarter, adding 10,100 units, ending at 123,100 at June 30, 1999.

"The second quarter results include the successful beginning of many of our key initiatives," said Walter V. Purnell, Jr., president and CEO of American Mobile. "While the timing of our initial UPS roll-out affected revenue per user, this major launch effort was the key driver behind our record subscriber growth. However, beyond UPS we posted increased growth in virtually every product category and showed particularly strong performance in our multi-mode and voice products."


During the second quarter a number of significant business initiatives were announced by American Mobile, including the following:


o A strategic alliance with SkyTel Communications to pursue joint opportunities in the wireless data market. (April 7)

o Debuted eLinksm wireless email service. In addition to delivering interactive, two-way communications, the product is the first to provide mobile professionals with integrated wireless access to a broad range of corporate and Internet email and personal information management (PIM) applications. (May 4)

o A five-year contract extension with AT&T for satellite dispatch and wireless telephone communications services. (May 24)

o Announced the acquisition of the remaining minority interest in XM Satellite Radio from Worldspace, Inc. in exchange for 8.6 million shares of American Mobile stock. Simultaneously, XM Satellite Radio announced a $250 million investment commitment by industry leaders General Motors, DirecTV, Clear Channel Communications, and a group of financial investors. XM also announced a long-term supply and distribution agreement with GM. (June 8)

o An agreement with Southeastern Freight Lines, Inc. to equip their entire 2,000-truck fleet with mobile messaging services. (June 8)

o The initial roll-out of the multi-year contract with UPS to provide wireless data communications in support of their new generation package tracking device, DIAD III. American Mobile's ARDIS(R) network allows UPS delivery personnel to transmit real-time package information to the company's TotalTrack package tracking system. (June 14)

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


o An agreement with ACS to provide wireless data solutions to enhance the servicing of 7,000 ATM machines. (June 22)

Added   Purnell,   "Our   substantial   list  of  second   quarter   operational
accomplishments and significant strategic developments places American Mobile in an enhanced position to further expand and leverage our core strengths."
                                                         ~~~

American Mobile Satellite  Corporation  will hold its second quarter  conference
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call on Tuesday August 3rd, 1999 at 11am EDT. To participate please dial:
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                                 (888) 243-0812
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                                       or
                                       --
                                 (703) 736-7293
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The  playback  number  for the call is (888)  266-2081  or (703)  925-2533.  The playback pass code is: 1761927.

About American Mobile
---------------------
American   Mobile   (www.AmMobile.com)   owns   and   operates   an   integrated
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terrestrial/satellite  network and provides a wide range of mobile communication services, including digital voice dispatch, data communications, dual-mode mobile messaging, position reporting services, and satellite telephone to the continental United States, Alaska, Hawaii, Puerto Rico, the U.S. Virgin Islands, and hundreds of miles of U.S. coastal waters. American Mobile services are used
in  the  transportation,   field  service,  maritime,  emergency  services,  and
telemetry markets, and with eLinksm in the two-way wireless email market.

Factors that could cause forward-looking statements in this news release to differ materially from actual results are discussed in American Mobile Satellite Corporation's Form 10K for the year ended December 31, 1998, and other periodic filings the company has made with the Securities and Exchange Commission. Copies of the filings are available upon request from American Mobile Satellite Corporation's Investor Relations Department.


                                       ###

Contact:   American Mobile                   American Mobile
           Eric Swank                        Donald L. Campbell
           Director, Investor Relations      Director, Corporate Communications
           (703) 758-6121                    (703) 758-6280
           eric.swank@AmMobile.com           don.campbell@AmMobile.com

           Copithorne & Bellows
           Jon Bornstein/Jennifer Riggle
           (919) 562-6787/(703) 313-4142
           jon.bornstein@cbpr.com



                                     ###

                      AMERICAN MOBILE SATELLITE CORPORATION
                              FINANCIAL HIGHLIGHTS
                    (in thousands, except per share amounts)
                                   (unaudited)


Income Statement Data                                            Three Months Ended June 30,             Six Months Ended June 30,
---------------------                                            ---------------------------             -------------------------
                                                                   1999               1998                1999                1998
                                                                   ----               ----                ----                ----
Total revenues                                                   $22,873            $22,410              $43,103            $32,432
Service revenues                                                 $16,622            $16,670              $32,786            $23,088
Revenue from Equipment Sales                                      $6,251             $5,740              $10,317             $9,344
Cost of service and operations                                   $16,516            $16,918              $34,386            $24,646
Cost of equipment sold                                            $6,594             $5,415              $11,122             $9,296
Sales and advertising                                             $5,721             $4,711              $10,470             $7,733
General and administrative                                        $4,591             $5,773               $9,360             $9,404
Depreciation and amortization                                    $13,632            $14,457              $27,404            $24,620
EBITDA                                                          ($10,549)          ($10,407)            ($22,235)          ($18,647)
Net Loss                                                        ($42,377)          ($38,963)            ($85,520)          ($64,205)
Net Loss per share                                                ($1.31)            ($1.23)              ($2.65)            ($2.25)
Net Loss excluding equity loss from XM Radio                    ($39,179)                               ($78,828)
Net Loss per share excluding loss from XM Radio                   ($1.21)                                 ($2.44)
Weighted average shares outstanding                               32,416             31,719               32,321             28,502


Balance Sheet Data                                             Jun 30, 1999        Dec 31, 1998
------------------                                             ------------        ------------
Cash and cash equivalents                                         $1,314               $2,285
Total assets                                                    $464,852             $489,794
Debt and capital leases (incl. current portions)                $526,995             $477,672
Stockholders' deficit                                          ($115,238)            ($37,023)



Subscribers by Market Segment - as of:                         9/30/98          12/31/98          3/31/99         6/30/99
--------------------------------------                         -------          --------          -------         -------
Field Service                                                     48%             47%               44%             41%
Transportation                                                    26%             27%               31%             33%
Telemetry                                                         10%             10%               10%             10%
Maritime                                                           3%              3%                3%              4%
Other                                                             13%             13%               12%             12%


Subscribers by Product Type - as of:                     6/30/98          9/30/98         12/31/98          3/31/99          6/30/99
------------------------------------                     -------          -------         --------          -------          -------
Voice                                                    11,600           12,400           13,000           13,400           14,500
Data                                                     80,100           89,100           92,700           99,600          108,600
Total                                                    91,700          101,500          105,700          113,000          123,100


Average Revenue Per Subscriber Per Month        2Q97      3Q97       4Q97      1Q98      2Q98      3Q98      4Q98      1Q99     2Q99
----------------------------------------        ----      ----       ----      ----      ----      ----      ----      ----     ----

Voice                                           $123      $121       $108      $110      $113      $117      $101      $85      $81
Data (pro forma number includes ARDIS                                                     $51       $52       $49      $44      $41
subscribers prior to acquisition)
